Exhibit 23.2

CONSENT OF
AVALON DEVELOPMENT CORPORATION

Tri-Valley Corporation
4927 Calloway Dr.
Bakersfield, CA 93312

Ladies and Gentlemen:

We prepared (i) the Geologic Report SC-10EXE1, Geology and Mineralization of the Shorty Creek Project, Livengood - Tolovana Mining District, Alaska, dated May 10, 2010, and (ii) the Geologic Report RC-11EXE1, Geology and Mineralization of the Richardson Gold Property, Richardson Mining District, Alaska, dated April 8, 2011 (collectively, the “Reports”), portions of each of which are summarized (the “Summarized Portions”) in Tri-Valley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011. We hereby consent to the use of our name, to the reference to our Reports, and to the inclusion of the Summarized Portions in the Annual Report on Form 10-K.  We also consent to the use of our name and to the inclusion by reference of the Reports and the Summarized Portions in the Registration Statements on Form S-8 (Nos. 333-174776, 333-148240, and 333-130424) of Tri-Valley Corporation.

Avalon Development Corporation

By:	/s/ Curtis J. Freeman
Name:	Curtis J. Freeman, MS, CPG 6901
Title:	President

Fairbanks, Alaska
April 2, 2012

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